Exhibit 99.1

Listed on the New York Stock Exchange (KIM)	NEWS RELEASE

Kimco Realty Announces (i) the Pricing Terms of its Cash Tender Offer for any and all of its Outstanding 4.30% Series E Medium-Term Notes due 2018, (ii) the Offering of $225 Million 5.125% Cumulative Redeemable Preferred Stock and (iii) the Partial Redemption of $225 Million of its 6.000% Class I Cumulative Redeemable Preferred Stock

NEW HYDE PARK, N.Y., August 7, 2017 – Kimco Realty Corp. (NYSE: KIM), today announced (i) the pricing terms of its previously announced offer to purchase for cash any and all of its outstanding 4.30% Series E Medium-Term Notes due 2018 (the “2018 notes”), (ii) the sale of 9,000,000 depositary shares, each representing a 1/1000 fractional interest in a share of the company’s 5.125% Class L Cumulative Redeemable Preferred Stock, $1.00 par value per share (the “Class L Preferred Stock”) for a gross issuance price of $225 million and (iii) the redemption of 9,000 shares of its 6.000% Class I Cumulative Redeemable Preferred Stock, $1.00 par value per share (the “Class I Preferred Stock”) representing a $225 million liquidation value of the Class I Preferred Stock plus accrued and unpaid dividends.

Tender Offer

On August 7, 2017, the company announced the pricing terms of its previously announced tender offer for any and all of the outstanding 2018 notes.  The consideration for each $1,000 principal amount of 2018 notes tendered and accepted for payment by the company pursuant to the tender offer is based on the applicable reference yield, plus a fixed spread, as set forth in the table below, and will be payable to holders of the 2018 notes who validly tender and do not validly withdraw their notes on or before 5:00 p.m., New York City time, on August 7, 2017. The reference yield listed in the table was determined at 2:00 p.m., New York City time, on August 7, 2017.

Notes	CUSIP Number	Principal Amount Outstanding	Reference U.S. Treasury Security	Reference U.S. Treasury Security Yield	Fixed Spread	Consideration(1)
4.30% Series E Medium-Term Notes due 2018	49446X AA4	$300,000,000	0.75% due October 31, 2017	1.177%	20 bps	$1,006.56

(1)   Per $1,000 principal amount of 2018 notes accepted for purchase and excluding accrued and unpaid interest up to, but excluding, the settlement date.

All payments for 2018 notes purchased will also include accrued and unpaid interest up to, but excluding, the settlement date on the 2018 notes, which is expected to be August 10, 2017, subject to satisfaction of the Financing Condition described herein.  For the avoidance of doubt, interest will cease to accrue on the settlement date for all 2018 notes accepted in the tender offer. The 2018 notes purchased pursuant to the tender offer will be cancelled.

In accordance with the terms of the tender offer, the withdrawal time will be 5:00 p.m., New York City time, on August 7, 2017. Tendered 2018 notes may not be withdrawn after that time, except in certain limited circumstances where additional withdrawal rights are required by law.

The tender offer is being made pursuant to an offer to purchase, dated August 1, 2017 (as may be amended or supplemented from time to time, the “Offer to Purchase”), the related letter of transmittal (as may be amended or supplemented from time to time, the “Letter of Transmittal”) and a notice of guaranteed delivery (as may be amended or supplemented from time to time, the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase and the Letter of Transmittal, the “Tender Offer Documents”).

The tender offer is contingent upon, among other things, the company’s successful completion of a proposed debt financing transaction resulting in an amount sufficient to (i) fund the purchase of validly tendered 2018 notes accepted for purchase in the tender offer and (ii) pay all fees and expenses associated with the previously announced notes offering and the tender offer, all on terms acceptable to the company in its sole discretion (the “Financing Condition”). The tender offer is not conditioned on any minimum amount of 2018 notes being tendered. The company may amend, extend or terminate the tender offer, in its sole discretion. The terms and conditions of the tender offer are described in the Tender Offer Documents. RBC Capital Markets, LLC, an underwriter for the previously announced notes offering, is serving as the dealer manager for the tender offer. Questions regarding the tender offer may be directed to RBC Capital Markets, LLC, at (877) 381-2099 (U.S. toll-free) and (212) 618-7822 (collect). Copies of the Tender Offer Documents may be obtained from the information agent for the tender offer, Global Bondholder Services Corporation at (866) 470-3900 (U.S. toll-free) and (212) 430-3774 (collect), via email at contact@gbsc-usa.com, or via the following web address: http://www.gbsc-usa.com/Kimco/.

None of the company, its board of directors, its officers, the dealer manager, the tender agent, the information agent or the trustee with respect to the 2018 notes, or any of the company’s or their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their 2018 notes, and no one has been authorized by any of them to make such a recommendation. Holders are urged to evaluate carefully all information in the Tender Offer Documents, consult their own investment and tax advisors and make their own decisions whether to tender 2018 notes, and, if so, the principal amount of 2018 notes to tender. The tender offer is being made only by the Tender Offer Documents.

None of the Tender Offer Documents have been filed with or reviewed by any federal or state securities commission or regulatory authority of any country, nor has any such commission or authority passed upon the accuracy or adequacy of the Tender Offer Documents. Any representation to the contrary is unlawful and may be a criminal offense.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any 2018 notes in the tender offer. The tender offer is not being made to holders of 2018 notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer is required to be made by a licensed broker or dealer, the tender offer will be deemed to be made on behalf of the company by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Cumulative Redeemable Preferred Stock Offering

On August 7, 2017, the company announced the sale of 9,000,000 depositary shares, each representing a 1/1000 fractional interest in a share of the Class L Preferred Stock for a gross issuance price of $225 million.  The depositary shares, priced at $25.00 per depositary share, entitle holders of each depositary share to a 5.125% cumulative dividend, or $1.28125 per annum, are not convertible into common stock and are redeemable at par at the option of the company on and after August 16, 2022. The offering is expected to settle on August 16, 2017, subject to customary closing conditions.

The company intends to use the net proceeds of the offering for general corporate purposes including, without limitation, any one or more of the following: (i) in whole or in part, the redemption of depositary shares representing one or more classes or series of its outstanding preferred stock pursuant to the terms of such securities, including the company’s 6.000% Class I Cumulative Redeemable Preferred Stock, which became callable on March 20, 2017, and the company’s 5.50% Class J Cumulative Redeemable Preferred Stock, which became callable on July 25, 2017; (ii) the reduction, from time to time, of its outstanding indebtedness, including borrowings under the company’s revolving credit facility maturing in March 2021 (subject to two six-month extension options), which borrowings bear interest at a rate of one-month LIBOR plus 0.875% (2.10% as of June 30, 2017); and (iii) the funding of development and redevelopment costs.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC served as joint book-running managers for the offering. Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., PNC Capital Markets LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated and U.S. Bancorp Investments, Inc. served as co-managers for the offering.

The offering was made pursuant to an effective shelf registration statement, prospectus and related prospectus supplement. Copies of the prospectus supplement and the base prospectus, when available, may be obtained by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@baml.com; Morgan Stanley & Co. LLC at 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department, telephone (866) 718-1649 or email at prospectus@morganstanley.com; UBS Securities LLC at 1285 Avenue of the Americas, New York, NY 10019, Attention: Prospectus Department, or by calling (888) 827-7275; or Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, Toll free number: 1-800-645-3751, Email: wfscustomerservice@wellsfargo.com. Investors may also obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of Class L Preferred Stock or depositary shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Partial Redemption of Cumulative Redeemable Preferred Stock

On August 7, 2017, the company announced that it will redeem 9,000 shares of its issued and outstanding Class I Preferred Stock, representing 56.25% of the issued and outstanding Class I Preferred Stock, and 9,000,000 depositary shares, representing the Class I Preferred Stock, representing 56.25% of the depositary shares (the “Class I Depositary Shares” and, together with the Class I Preferred Stock, the “Class I Shares”) (NYSE: KIMprI – CUSIP No. 49446R 794) on September 6, 2017 (the “Class I Redemption Date”) representing a $225 million liquidation value of the Class I Preferred Stock plus accrued and unpaid dividends.

The Class I Preferred Stock will be redeemed at the redemption price of $25,000.00 per share, plus $212.50 in accrued and unpaid dividends on each share, and the Class I Depositary Shares will be redeemed at the redemption price of $25.00 per depositary share, plus $0.2125 in accrued and unpaid dividends on each share. Dividends will cease to accrue on the Class I Shares that are redeemed as of the Class I Redemption Date.

Applicable notices of redemption and related materials were mailed to holders of record of Class I Shares on August 7, 2017. Redemptions will be on a pro rata basis (as nearly as practicable without creating fractional shares) from each registered holder. The shares to be redeemed will be selected in accordance with the applicable procedures of The Depository Trust Company, the registered holder of all of the issued outstanding Class I Depositary Shares, for partial redemptions. Questions relating to the applicable notices of redemption and related materials for the Class I Shares should be directed to Wells Fargo Shareowner Services, the company’s transfer agent and the paying agent for the redemption of  the Class I Shares (the “Paying Agent”), at 800-468-9716. The address of the Paying Agent is Wells Fargo Shareowner Services, Attn: Corporate Actions Department, P.O. Box 64858, St. Paul, MN 55164-0858.

This press release does not constitute a notice of redemption with respect to the company’s Class I Shares.

About Kimco

Kimco Realty Corp. (NYSE: KIM) is a real estate investment trust (REIT) headquartered in New Hyde Park, N.Y., that is one of the nation’s largest publicly-traded owners and operators of open-air shopping centers. As of June 30, 2017, the company owned interests in 511 shopping center properties comprising 84.1 million square feet of gross leasable space across 32 states, Puerto Rico and Canada. Publicly traded on the NYSE since 1991, and included in the S&P 500 Index, the company has specialized in shopping center acquisitions, development and management for more than 50 years.

Safe Harbor Statement

The statements in this press release state the company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the company, (iv) the company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates and foreign currency exchange rates and management’s ability to estimate the impact thereof, (vii) risks related to the company’s international operations, (viii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with the company’s expectations, (ix) valuation and risks related to the company’s joint venture and preferred equity investments, (x) valuation of marketable securities and other investments, (xi) increases in operating costs, (xii) changes in the dividend policy for the company’s common stock, (xiii) the reduction in the company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiv) impairment charges and  (xv) unanticipated changes in the company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings. Copies of each filing may be obtained from the company or the SEC.

The company refers you to the documents filed by the company from time to time with the SEC, specifically the sections titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2016, as may be updated or supplemented in the company’s Quarterly Reports on Form 10-Q and the company’s other filings with the SEC, which discuss these and other factors that could adversely affect the company’s results. The company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:

David F. Bujnicki
Senior Vice President, Investor Relations and Strategy

Kimco Realty Corporation
1-866-831-4297

dbujnicki@kimcorealty.com